Exhibit 10.2(b)

STOCKHOLDERS’ AGREEMENT JOINDER

Virgin Investments Limited, a company limited by shares under the laws of the British Virgin Islands (“VIL”), and Fifteenth Investment Company LLC, a limited liability company established under the laws of the Emirate of Abu Dhabi (“Fifteenth”), are executing and delivering this joinder (this “Joinder”) pursuant to the Stockholders’ Agreement, dated as of December 29, 2021 (as the same may hereafter be amended, the “Stockholders’ Agreement”), among Virgin Orbit Holdings, Inc., a Delaware corporation (the “Company”), and the other persons named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Stockholders’ Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, (i) VIL hereby agrees to become a party to, to be bound by, and to comply with the Stockholders’ Agreement as the VO Holder and as a Voting Party in the same manner as if VIL were an original signatory to the Stockholders’ Agreement and (ii) Fifteenth hereby agrees to become a party to, to be bound by, and to comply with the Stockholders’ Agreement as a Voting Party in the same manner as if Fifteenth were an original signatory to the Stockholders’ Agreement. The parties hereby agree that (i) any reference to the VO Holder in the Stockholders’ Agreement after the date hereof shall be to VIL as memorialized by this Joinder and (ii) any references to Voting Party in the Stockholders’ Agreement after the date hereof shall include VIL and Fifteenth as memorialized by this Joinder.

Pursuant to that certain Transaction Support and Liquidation Agreement, effective as of July 2, 2021 (the “Letter Agreement”), by and among Vieco 10 Limited, VIL and Aabar Space Inc. (“ASI”), so long as ASI continues to own at least 7.5% of the outstanding shares of Common Stock of the Company, VIL will assign to ASI the right to nominate one VO Designee for election to the Board. Pursuant to section 5(f) of the Letter Agreement, ASI has assigned its rights under the Letter Agreement to Fifteenth. Accordingly, the parties hereby agree that, so long as (i) VIL has the right to designate at least one VO Designee for election to the Board under the terms of the Stockholders’ Agreement and (ii) Fifteenth continues to own at least 7.5% of the outstanding shares of Common Stock of the Company, Fifteenth shall have the right to nominate one VO Designee for election to the Board pursuant to the terms of the Stockholders’ Agreement.

[Signature Pages Follow]

Accordingly, the undersigned has executed and delivered this Joinder as of the 29th day of December, 2021

Virgin Investments Limited

By:	/s/ James Cahillane
Name:	James Cahillane
Its:	Authorized Signatory

Address:

Virgin Investments Limited Craigmuir Chambers
PO Box 71
Road Town,Tortola, VG 1110 British Virgin Islands

with copy to:
Virgin Management USA, Inc. 65 Bleecker Street, 6th Floor New York, NY 10012

[Signature page to Joinder]

Accordingly, the undersigned has executed and delivered this Joinder as of the 29th day of December, 2021.

Virgin Investments Limited

By:
Name:
Its:

Address:

Virgin Investments Limited Craigmuir Chambers
PO Box 71
Road Town, Tortola, VG 1110 British Virgin Islands

with copy to:
Virgin Management USA, Inc. 65 Bleecker Street, 6th Floor New York, NY 10012

Fifteenth Investment Company LLC

By:	/s/ Andre Namphy
Name:	Andre Namphy
Its:	Authorised Signatory

Address:

Fifteenth Investment Company LLC Mamoura A, Muroor Street, Abu Dhabi United Arab Emirates, PO Box 45005

Attention: Andre Namphy

[Signature page to Joinder]

Agreed and Accepted as of

December 29th, 2021

Virgin Orbit Holdings, Inc.

By:	/s/ Dan Hart
Name:	Dan Hart
Its:	Chief Executive Officer

[Signature page to Joinder]